VALENCE BATTERIES LAUNCHED IN 3 NEW SEGWAY(R) PRODUCTS:

AUSTIN, TX, MARCH 1, 2005 - Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology, today announced that its lithium-ion batteries were introduced on Segway LLC's new 2005 products. Valence's Saphion(R) technology doubles the range of the Segway Human Transporter (HT) flagship model and was designed to be compatible with all three of Segway LLC's new models. In addition, current i Series owners will be able to upgrade their machines with Valence's batteries after a software upgrade available this summer. Segway LLC also placed an initial purchase order for Valence custom battery packs to support the launch, which the company expects to deliver over the next few months.

"Today marks an important milestone for Saphion(R), further validating its role in the motive space. Our product is the lithium-ion battery of choice by Segway LLC and is being launched on all new Segway product lines," said Stephan Godevais, chairman and CEO, Valence Technology, Inc. "We are delighted to be working with such an innovative, trendsetting company and are pleased that our Saphion(R) technology doubles the range of the Segway HT i Series model, allowing it to travel up to 24 miles on a single charge."

Valence Technology, Inc. worked with Segway LLC to develop Saphion(R) lithium-ion batteries for the Segway HT i180, Segway XT, and Segway GT. The new batteries are being introduced on each of these models and deliver impressive ranges. In addition to the critical safety features, Saphion(R) lithium-ion batteries are very low-maintenance and can operate at battery temperatures as low as 14 degrees Fahrenheit.

"We are proud to include Valence Saphion lithium-ion batteries in our new product line," said Klee Kleber, Segway LLC's vice president of marketing. "This technology enables our customers to use Segway HTs in exciting new ways including playing up to 36 holes of golf, riding on backwoods trails and working all day without recharging."

"Valence's unique Saphion(R) technology has enabled us to introduce a safe, high-performance battery for our customers in record time. We chose Valence's Saphion chemistry for its inherent safety, which addresses the limitations of traditional lithium-ion chemistries, particularly in large batteries like those on the Segway HT," said Doug Field, Segway LLC's vice president of design and engineering. "In addition to the safety of Saphion phosphate chemistry, these new batteries deliver the power and energy that our demanding engineers called for, and the quality and reliability that customers have come to expect in Segway products. We think existing and new customers will love the extended range and new applications possible with these batteries."

Valence's Saphion-based technology contains no toxic heavy metals, negating the disposal issues that plague traditional lead acid technologies. Also as Saphion(R) technology is a lithium-ion chemistry, its superior performance ensures that its cycle life and lack of "memory effect" will increase the longevity of Valence products over traditional NiMH batteries.


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ABOUT SAPHION TECHNOLOGY IN SEGWAY HTS
Segway models with Saphion(R) technology include the new Segway HT i180 in Midnight Blue, Midnight Blue/Solar Yellow and Midnight Blue/Sport Red color combinations; the Segway Cross-terrain Transporter (XT); and the Segway Golf Transporter (GT). In addition, Valence's new batteries will be sold separately for use on all previously released i Series models after a quick software upgrade available this summer. For pricing and availability of all Segway LLC products log onto www.segway.com or contact your local Authorized Segway Dealer.


ABOUT VALENCE TECHNOLOGY, INC.
Valence is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Named in 2004 as a Top 100 Innovative Company by Red Herring, Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(R) technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou and Shanghai, China. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.

FORWARD-LOOKING STATEMENT

The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.


MEDIA CONTACT                                INVESTOR CONTACT

Lois Paul Partners, LLC                      Valence Technology, Inc.
Daphne Kent                                  Kimberly Allen
daphne_kent@lpp.com                          kimberly.allen@valence.com
(512) 638-5305                               (512) 527-2921




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